Exhibit 10.1

KELLOGG COMPANY 2009 NON-EMPLOYEE DIRECTOR STOCK PLAN

1. PURPOSE. The purpose of the Kellogg Company 2009 Non-Employee Director Stock Plan is to promote the long-term growth of Kellogg Company by increasing the proprietary interest of non-employee directors in Kellogg Company and to attract and retain highly qualified and capable non-employee directors.

2. DEFINITIONS. Unless the context clearly indicates otherwise, for the purposes of the Plan, the following terms shall have the following meanings:

2.1. “Award” means an award granted to a Non-Employee Director under the Plan in the form of Shares or Restricted Shares

2.2. “Award Agreement” means a written agreement between a Participant and the Company evidencing an Award.

2.3. “Board” means the Board of Directors of Kellogg Company, as constituted from time to time.

2.4. “Change in Control” has the meaning set forth in Section 9.4.

2.5. “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.6. “Committee” means the committee of the Board designated to administer the Plan, as described in Section 3 of the Plan.

2.7. “Company” means Kellogg Company, a Delaware corporation, or any successor corporation to Kellogg Company.

2.8. “Effective Date” has the meaning set forth in Section 12.

2.9. “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.10. “Fair Market Value” means, with respect to any date, (a) the officially quoted closing price in the primary trading session for a Share on the New York Stock Exchange — Composite Transactions Tape or on any other stock exchange, if any, on which the Shares are primarily traded (or if no Shares were traded on such date, then on the most recent previous date on which any Shares were so traded) or (b) if clause (a) is not applicable, the value of a Share for such date as established by the Committee, using any reasonable method of valuation consistent with the requirements of Section 409A of the Code.

2.11. “Incumbent Board” has the meaning set forth in Section 9.4.

2.12. “Merger Event” has the meaning set forth in Section 9.3.

2.13. “Non-Employee Director” means a director of the Company who is not an employee of the Company or any subsidiary of the Company.

2.14. “Outstanding Company Common Stock” has the meaning set forth in Section 9.4.

2.15. “Outstanding Company Voting Securities” has the meaning set forth in Section 9.4.

2.16. “Participant” means a Non-Employee Director who has been selected to receive an Award under the Plan.

2.17. “Person” has the meaning set forth in Section 9.4.

2.18. “Plan” means the Kellogg Company 2009 Non-Employee Director Stock Plan, as amended and restated from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.19. “Restricted Shares” means Shares subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such Shares, (b) the requirement that the Participant deposit such Shares with the Company which such Shares are subject to such restrictions and (c) the requirement that such Shares be forfeited upon termination of Board service for specified reasons within a specified period of time or for other reasons.

2.20. “Shares” means Shares of the common stock, par value $.25 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.21. “Stock Account” has the meaning set forth in Section 7.7.

2.22. “Subsidiary(ies)” means any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentages as may be approved by the Committee, are owned directly or indirectly by the Company.

2.23. “Trust has the meaning set forth in Section 7.7.

3. ADMINISTRATION.

3.1.  Administrator of the Plan. The Plan shall be administered by the Nominating and Governance Committee of the Board, as constituted from time to time. The Committee shall consist of two or more Non-Employee Directors, each of whom shall be (a) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and (b) an “independent director” as defined under Section 303A of the Listed Company Manual of the New York Stock Exchange or such other applicable stock exchange rule. To the extent no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 303A of the Listed Company Manual, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

3.2.  Authority of Committee. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee’s best business judgment as to the best interests of the Company and its shareowners and in accordance with the purposes of the Plan. Subject to applicable law, the Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

3.3.  Determinations of Committee. A majority of the Committee’s members shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

3.4.  Liability Limitation. Neither the Board nor the Committee, nor any member of either, or any of their designees, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award or Award Agreement) or any transaction hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

4. AWARDS. Awards in the form of Shares or Restricted Shares shall be granted to Non-Employee Directors in accordance with Section 7. Each Award granted under the Plan shall be evidenced by an Award Agreement.

5. ELIGIBILITY. Non-Employee Directors of the Company shall be eligible to participate in the Plan in accordance with Section 7 hereof.

6. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 9.2, the aggregate number of Shares available for all grants of Awards under the Plan shall not exceed 500,000, plus the aggregate number of Shares described in the immediately following sentence. If any Awards under the Plan and the Kellogg Company 2000 Non-Employee Director Stock Plan (the “2000 Plan”) are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of common stock, the Shares which were thereto subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards (as may be adjusted pursuant to Section 9.2). Shares withheld or deducted by the Company for tax withholding obligations in accordance with Section 11.1 hereof or the 2000 Plan shall not again be available for issuance under the Plan. Shares that as of the Effective Date have not been issued under the 2000 Plan, and are not covered by outstanding Awards under the 2000 Plan granted on or before the Effective Date, shall not be available for Awards under the Plan.

7. GRANTS OF AWARDS.

7.1.  Annual Share Grants. Each year during the term of the Plan, beginning in 2009, an annual Award of Shares or Restricted Shares shall be made to each Participant on the second business day following the earlier of (a) the Company’s announcement by press release or other widely disseminated means of its results of operations for the first fiscal quarter of the Company, or (b) the Company’s filing with the Securities and Exchange Commission of its Quarterly Report on Form 10-Q for the first fiscal quarter of the Company. The number of Shares granted pursuant to each annual Award shall be determined by the Committee, and the Committee will also have the authority under the Plan to change the timing of the annual Awards. Non-Employee Directors first elected or appointed to the Board at any time other than the Annual Meeting of Shareowners shall receive an initial Award on the date on which that person first begins to serve as a Non-Employee Director equal to the most recently granted annual Award, pro-rated based upon the number of days remaining until the next Annual Meeting of Shareowners divided by 365.

7.2.  Other Share Grants. The Committee may make other grants of Shares or Restricted Shares to Non-Employee Directors at such times and subject to such terms and conditions as it may determine in its sole discretion.

7.3.  Terms and Conditions. Grants of Shares or Restricted Shares shall be subject to the terms and conditions set forth in this Section 7 and additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. With respect to each Participant receiving an Award, there shall be issued a stock certificate (or stock certificates) in respect of such Shares or Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant if required by the Award Agreement, and shall bear legends required by the Award Agreement. Such stock certificate(s) evidencing such Shares shall, in the sole discretion of the Committee, be deposited with and held in custody of the Company until the restrictions thereon, if any, shall have lapsed and all of the terms and conditions applicable to such grant have been satisfied.

7.4.  Restriction Period. Unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in accordance with the Plan and the vesting schedule relating to such Restricted Shares, as the Committee may establish in the relevant Award Agreement.

7.5.  Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new or additional certificate (without legends) for the number of Shares which are no longer subject (or deemed to be subject) to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to Participant.

7.6.  Shareowner Rights. A Participant shall have, with respect to the Shares underlying a grant of Restricted Shares, all of the rights of a shareowner of such Shares (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

7.7.  Stock Account. The Committee may provide that annual Awards shall be made by entry into a stock account. If the Committee does so, the Company shall establish a bookkeeping account in the name of each Participant (the “Stock Account”). For any Award made by Stock Account entry, the Participant’s Stock Account shall be adjusted to reflect such Shares and an aggregate number of Shares credited to each Participant on such date shall be transferred by the Company to the Kellogg Company Grantor Trust (the “Trust”) for Participants. Except for the right to direct the trustee as to the manner which the Shares are to be voted, a Participant shall not have any rights with respect to any Shares credited to the Participant’s Stock Account and transferred to the Trust until the date the Participant ceases, for any reason, to serve as a director of the Company. Dividends on the Shares held in Stock Accounts will be credited to the Participant’s Stock Account to be used to acquire additional Shares.

8. AMENDMENT, SUSPENSION, AND TERMINATION.

8.1.  In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company, or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension, or termination shall (a) subject to Section 11.2, materially adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, or (b) except as contemplated by Section 9, increase the number of Shares available for Awards pursuant to Section 6 without shareowner approval. In addition, the Company will obtain shareowner approval of any modification of the Plan or Awards to the extent required by applicable laws or regulations or the regulations of any stock exchange upon which the Shares are then listed that purport to (i) materially modify the requirements as to eligibility for participant in the Plan, (ii) allow the repurchase of unvested Awards for cash or other property (other than in connection with a Change in Control), or (iii) extend the termination date of the Plan.

8.2.  Award Agreement Modifications. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Awards in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Awards, including, without limitation, changing or accelerating the date or dates as of which such Awards shall become unrestricted. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant. Notwithstanding the foregoing, without the consent of affected Participants, Awards may be amended or revised when necessary to avoid the imposition of additional tax under Section 409A of the Code.

9. CHANGES IN CAPITALIZATION AND OTHER MATTERS.

9.1.  No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareowners of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareowners or agents of the Company or any Subsidiary, as a result of any such action.

9.2.  Recapitalization Adjustments. In the event of a dividend or other distribution (whether in the form of cash, Shares, other securities or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, Change in Control or exchange of common stock or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall equitably adjust (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted and (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

9.3.  Mergers. If the Company enters into or is involved in any merger, reorganization, Change in Control or other business combination with any person or entity (a “Merger Event”), the Board may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing any Restricted Shares with substitute awards in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares and otherwise, which shall substantially preserve the value, rights and benefits of any affected Restricted Shares granted hereunder as of the date of the consummation of the Merger Event, and make additional adjustments and/or settlements of other outstanding Restricted Shares as it determines to be fair and equitable to affected Participants.

Upon receipt by any affected Participant of any such awards (or payment) as a result of any such Merger Event, such Participant’s affected Restricted Shares for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

9.4.  Change in Control Provisions.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise determined by the Committee prior to the occurrence of a Change in Control, in the event of a Change in Control:

(i) Any Restricted Shares outstanding as of the date such Change in Control is determined to have occurred, and which are not then vested, shall become fully vested; and

(ii) The Committee may also make additional adjustments and/or settlements of outstanding Restricted Shares as it deems appropriate and consistent with the Plan’s purposes.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following:

(A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below),

(B) any increase in beneficial ownership of a Person as a result of any acquisition by the Company,

(C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company,

(D) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or

(E) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9.4(b); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity; in each case, unless immediately following such transaction:

(A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

(B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except, to the extent that such ownership existed prior to the transaction, and

(C) individuals who were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or

(iv) The approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

10. FOREIGN DIRECTORS. Without amending the Plan, Awards granted to Participants who are foreign nationals may have such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operate or have Non-Employee Directors.

11. MISCELLANEOUS.

11.1.  Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, or the delivery, transfer or vesting of any Shares or Restricted Shares, any domestic or foreign federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares may be used to satisfy any such tax withholding. Such Shares will be valued based on the Fair Market Value of such Shares of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

11.2.  Listing, Registration and Other Legal Compliance. No Awards shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for Shares delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the common stock is then listed, and any applicable federal or state securities law. In addition, if at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Shares, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Non-Employee Director (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such Shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

11.3.  Award Agreements. Each Non-Employee Director receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

11.4.  Designation of Beneficiary. Each Non-Employee Director to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan and the relevant Award Agreement may become payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

11.5.  No Obligation to Re-elect. Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any Director for re-election by the Company’s shareowners.

11.6.  Plan Not Exclusive. The adoption of the Plan shall not preclude the adoption by appropriate means of any other equity or other incentive plan for Non-Employee Directors.

11.7.  Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

12. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall be effective as of February 20, 2009 (the “Effective Date”), subject to approval by the Company’s shareowners. If shareowner approval is not obtained at the 2009 Annual Meeting of Shareowners, the Plan shall be nullified. The Plan shall terminate on February 19, 2019 (or such earlier date that the Plan may be terminated by the Board), but the term of Awards granted theretofore may extend beyond that date.